PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Andrew Zaref
(212) 373-5311
WESTWOOD ONE, INC. REPORTS RESULTS FOR THE
SECOND QUARTER 2006 AND SIX MONTHS ENDED JUNE 30, 2006
     New York, NY — August 9, 2006 – Westwood One, Inc. (NYSE: WON) announced today that revenues for the second quarter of 2006 were $129.2 million compared with $141.8 million for the second quarter in 2005, a decrease of 8.9%. The decrease in revenues is primarily attributable to adverse market conditions and a reduced demand for the Company’s products and services as compared to the second quarter of 2005. For the second quarter of 2006, the Company experienced essentially flat revenues derived from national commercial advertisements and a 15% decline in revenues from local/regional commercial advertisements when compared to the second quarter of 2005. Revenues for the six months ended June 30, 2006 were $249.9 million compared with $275.9 million for the six months ended June 30, 2005, a decline of 9.4%. For the six months ended June 30, 2006, revenues derived from national commercial advertisements and local/regional sources declined 1% and 17% respectively when compared to the six months ended June 30, 2005.
     Operating income for the second quarter of 2006 was $26.7 million compared with an operating income of $38.7 million in the second quarter of 2005 primarily attributable to the decline in revenues. Operating expenses declined 1%, including lower distribution and labor related expenses, which were partially offset by increased programming, governance and business development costs. Operating income for the six months ended June 30, 2006 was $26.6 million compared with $64.5 million for the comparable period in 2005. The decline in operating income was primarily the result of the decline in revenues. Operating expenses for the six months ended June 30, 2006 increased to $223.4 million from $211.4 million in 2005, or $12.0 million, primarily attributable to our exclusive broadcast of the 2006 Winter Olympic games and other increases in programming costs.
     Net income for the second quarter of 2006 was $12.2 million ($.14 per basic and diluted share) compared with net income of $21.5 million ($.23 per basic and diluted share) in 2005. Net income for the six months ended June 30, 2006 was $8.6 million ($0.10 per basic and diluted share) compared with net income of $35.3 million ($0.38 per basic and diluted share) in 2005.
     Capital expenditures for the second quarter of 2006 were approximately $1.1 million, compared with approximately $800,000 for the comparable quarter of 2005. The increase in capital expenditures is primarily attributable to the Company’s initiatives to enhance its digital and data products.

     Non-GAAP(1) free cash flow for the second quarter of 2006 was $16.1 million compared with $25.8 million in the second quarter of 2005. On a non-GAAP per diluted share basis, free cash flow per share for the first quarter of 2006 decreased to $0.19 from $0.28 for the second quarter of 2005. Non-GAAP(1) free cash flow for the six months ended June 30, 2006 was $16.2 million ($0.18 per share) compared to $44.1 million ($0.47 per share) for the six months ended June 30, 2005.
     The Company also announced the declaration of a cash dividend of $.10 per share for all issued and outstanding common stock, payable September 15, 2006 to stockholders of record at the close of business on August 21, 2006. Further declarations of dividends, including the establishment of record and payment dates related to dividends, are at the discretion of the Company’s Board of Directors.
Third Quarter 2006 Outlook
     For the third quarter of 2006, the Company expects high single to double digit declines in revenues and low single digit increases in operating expenses, resulting in double digit declines in operating income before depreciation and amortization.
About Westwood One
     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features and live events. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides analog and digital local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One, Inc. is managed by CBS Radio Inc. (previously Infinity Broadcasting Corporation), a wholly-owned subsidiary of CBS Corporation.
     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; significant modifications to the Company’s agreements with CBS Corporation; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(1)   All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

2

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
     The following tables set forth the Company’s operating income before depreciation and amortization for the three and six month periods ended June 30, 2006 and 2005. The Company defines “operating income before depreciation and amortization” as net income adjusted to exclude the following line items presented in its Statement of Operations: income taxes; interest expense and depreciation and amortization. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled operating income before depreciation and amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or operating cash flow in prior disclosures.
     The Company uses operating income before depreciation and amortization, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust this measure for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs. Operating cash flow used to determine compliance with debt covenants is defined within those agreements.
     Since operating income before depreciation and amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating income before depreciation and amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As operating income before depreciation and amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of operating income before depreciation and amortization to net income, the most directly comparable amount reported under GAAP.

3

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
		(restated)		(restated)
Operating income before depreciation and amortization	$31.8	$43.8	$36.8	$74.9
Depreciation and amortization	5.1	5.1	10.2	10.4

Operating income	26.7	38.7	26.6	64.5
Interest expense and other	6.4	3.9	12.3	7.6

Income before income taxes	20.3	34.8	14.3	56.9
Income taxes	8.1	13.3	5.7	21.6

Net income	$12.2	$21.5	$8.6	$35.3

     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average shares outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average shares outstanding. The Company has elected to not adjust this measure for the impact of the adoption of FAS 123R and the Company has provided what it believes to be relevant supplemental information in this communication.
     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

4

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions except per share amounts)
The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net Cash Provided by Operating Activities	$12.9	$10.5	$29.9	$67.8
Plus (Minus):
Changes in Assets and Liabilities
Accounts Receivable	9.5	12.4	(16.5)	(6.6)
Prepaid & Other Assets	(1.1)	6.0	(8.7)	3.9
Deferred Revenue	(0.1)	(2.1)	1.1	1.5
Income Taxes Payable	(3.0)	(1.8)	27.8	(10.1)
Accounts Payable and Accrued and Other Liabilities	6.0	2.3	(5.0)	(4.4)
Amounts Payable to Related Parties	(0.5)	1.3	(1.2)	(2.2)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Deferred Taxes	(3.3)	0.8	(1.8)	2.1
Amortization of Deferred Financing Costs	(0.1)	(0.1)	(0.2)	(0.2)
Non-cash Stock Compensation	(3.1)	(2.7)	(6.5)	(6.1)
Capital Expenditures	(1.1)	(0.8)	(2.7)	(1.6)

Free Cash Flow	$16.1	$25.8	$16.2	$44.1

Fully Diluted Weighted Average Shares Outstanding	86,256	92,247	87,852	92,899

Free Cash Flow per Fully Diluted Weighted Average Shares Outstanding	$0.19	$0.28	$0.18	$0.47

5

WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share amounts)

	June 30,	December 31,
	2006	2005
		(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,342	$10,399
Accounts receivable, net of allowance for doubtful accounts of $3,746 (2006) and $3,896 (2005)	118,647	135,184
Prepaid taxes	5,951	—
Prepaid and other assets	19,824	26,662

Total Current Assets	153,764	172,245
PROPERTY AND EQUIPMENT, NET	39,083	41,166
GOODWILL	982,219	982,219
INTANGIBLE ASSETS, NET	4,696	5,007
OTHER ASSETS	31,100	39,009

TOTAL ASSETS	$1,210,862	$1,239,646

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,668	$15,044
Amounts payable to related parties	22,372	21,192
Deferred revenue	7,960	9,086
Income taxes payable	—	21,861
Accrued expenses and other liabilities	48,946	32,968

Total Current Liabilities	96,946	100,151
LONG-TERM DEBT	413,985	427,514
OTHER LIABILITIES	7,586	7,952

TOTAL LIABILITIES	518,954	535,617

COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 252,751,250 shares; issued and outstanding, 86,268,401 (2006) and 86,673,821 (2005)	860	867
Class B stock, $.01 par value: authorized, 3,000,000 shares; issued and outstanding, 291,796 (2006 and 2005)	3	3
Additional paid-in capital	292,020	300,419
Unrealized gain on available for sale securities	4,905	—
Accumulated earnings	394,120	402,740

TOTAL SHAREHOLDERS’ EQUITY	691,908	704,029

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,210,862	$1,239,646

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
		(Restated)		(Restated)
NET REVENUES	$129,162	$141,837	$249,934	$275,919

Operating Costs (includes related party expenses of $20,348 ,$20,564, $41,737 and $42,009, respectively)	92,509	94,149	203,319	193,389

Depreciation and Amortization (includes related party warrant amortization of $2,427, $2,427, $4,854 and $4,854, respectively)	5,063	5,147	10,185	10,403

Corporate General and Administrative Expenses (includes related party expenses of $826, $789, $1,614 and $1,548, respectively)	4,873	3,854	9,853	7,615

	102,445	103,150	223,357	211,407

OPERATING INCOME	26,717	38,687	26,577	64,512
Interest Expense	6,504	4,075	12,492	7,786
Other (Income) Expense	(126)	(126)	(235)	(186)

INCOME BEFORE INCOME TAXES	20,339	34,738	14,320	56,912
INCOME TAXES	8,169	13,274	5,677	21,604

NET INCOME	$12,170	$21,464	$8,643	$35,308

EARNINGS PER SHARE:
BASIC	$0.14	$0.23	$0.10	$0.38

DILUTED	$0.14	$0.23	$0.10	$0.38

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	86,246	91,829	87,819	92,756

DILUTED	86,256	92,247	87,852	92,899

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2006	2005
		(Restated)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$8,643	$35,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,185	10,403
Deferred taxes	1,819	(2,086)
Non-cash stock compensation	6,497	6,092
Amortization of deferred financing costs	167	167

	27,311	49,884

Changes in assets and liabilities:
Accounts receivable	16,537	6,583
Prepaid and other assets	8,736	(3,913)
Deferred revenue	(1,126)	(1,452)
Income taxes payable and prepaid income taxes	(27,812)	10,052
Accounts payable and accrued expenses and other liabilities	5,043	4,434
Amounts payable to related parties	1,180	2,239

Net Cash Provided By Operating Activities	29,869	67,827

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(2,660)	(1,642)
Acquisition of companies and other	75	(204)

Net Cash Used in Investing Activities	(2,585)	(1,846)

CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock	302	2,275
Borrowings under bank and other long-term obligations	10,000	65,000
Debt repayments and payments of capital lease obligations	(10,336)	(35,316)
Dividend payments	(17,263)	(9,171)
Repurchase of common stock	(11,044)	(80,850)
Windfall tax benefits from stock option exercises	—	609

Net Cash Used in Financing Activities	(28,341)	(57,453)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,057)	8,528

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	10,399	10,932

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,342	$19,460

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING THE IMPLEMENTATION OF FAS 123R
(in thousands, unaudited)
Effective January 1, 2006, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”). As provided in FAS 123R, the Company restated the 2005 financial statements so that such are comparable to those of 2006. The accompanying schedules reflect the impact of the adoption and restatement, and thus have been prepared assuming the expensing of stock options for the periods presented, as compared to results of operations excluding the impact of FAS 123R.

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2005		June 30, 2006		June 30, 2005		June 30, 2006
	Pre 123R	Post 123R	Pre 123R	Post 123R	Pre 123R	Post 123R	Pre 123R	Post 123R

Westwood One, Inc.
Net Revenues	$141,837	$141,837	$129,162	$129,162	$275,919	$275,919	$249,934	$249,934

Operating Costs	92,703	94,149	91,046	92,509	189,729	193,389	200,215	203,319

Depreciation and Amortization	5,147	5,147	5,064	5,064	10,403	10,403	10,185	10,185
Corporate General and Administrative Expenses	2,631	3,853	3,726	4,872	5,215	7,615	7,416	9,853

	100,481	103,149	99,836	102,445	205,347	211,407	217,816	223,357

Operating Income	41,356	38,688	29,326	26,717	70,572	64,512	32,118	26,577

Interest Expense	4,075	4,075	6,504	6,504	7,786	7,786	12,492	12,492
Other (Income) Expense	(126)	(126)	(126)	(126)	(186)	(186)	(235)	(235)

Income Before Income Taxes	37,407	34,739	22,948	20,339	62,972	56,912	19,861	14,320
Income Taxes	14,302	13,274	9,204	8,169	24,078	21,604	7,875	5,677

Net Income	$23,105	$21,465	$13,744	$12,170	$38,894	$35,308	$11,986	$8,643

Diluted Earnings per share:	$0.25	$0.23	$0.16	$0.14	$0.42	$0.38	$0.14	$0.10

Diluted Weighted Average Shares Outstanding	92,196	92,247	86,962	86,256	93,258	92,899	86,978	87,852

EBITDA	$46,503	$43,835	$34,390	$31,781	$80,974	$74,915	$42,303	$36,762

Free Cash Flow	$27,413	$25,773	$17,680	$16,106	$47,655	$44,069	$19,511	$16,168
Free Cash Flow Per Share	$0.30	$0.28	$0.20	$0.19	$0.51	$0.47	$0.22	$0.18